UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material under §240.14a-12

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

We would like to remind you of the upcoming 2013 Annual Meeting of Stockholders of Behringer Harvard Opportunity REIT I, Inc. (the “Company”), scheduled for 12:00 p.m., local time on Wednesday, October 9, 2013 at the executive offices of the Company, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

We recently mailed you a proxy statement and proxy card to obtain your vote on a proposal to elect five individuals to serve on the Company’s board of directors.  According to our latest records, we have not received your proxy vote.  Your vote is important, no matter how many shares you own.  The Annual Meeting cannot be held unless stockholders holding at least 50% of our shares either attend the meeting or vote by proxy.  The Board of Directors recommends a vote “FOR” all nominees to be elected as directors.

Voting is quick and easy.  We encourage you to vote now using one of these options:

1. Vote by Touch-Tone Phone at 1-866-977-7699

Please call the toll-free number printed above and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.  Please note that for telephone voting you will need your control number, which is located on the enclosed proxy card, and the last four digits of the primary stockholder’s social security number or tax identification number.

2. Vote by Internet

Please visit www.eproxyvote.com/bh1 and follow the online instructions.  Please note that for internet voting you will need your control number, which is located on the enclosed proxy card, and the last four digits of the primary stockholder’s social security number or tax identification number.

3. Vote by Mail

Please mail your signed proxy card(s) in the enclosed postage-paid envelope.

FOR TELEPHONE AND INTERNET VOTING, YOUR VOTE MUST BE RECEIVED BY 11:59 P.M., EASTERN TIME, ON OCTOBER 8, 2013.

If you have already voted, thank you for your response.  If you have any further questions or would like to receive another copy of the proxy statement, please contact Behringer Harvard Shareholder Services toll free at 1-866-655-3650.  If you wish to receive future mailings via electronic delivery, you may sign up at www.behringerharvard.com.  In addition, all proxy materials are conveniently available online at http://www.behringerharvard.com/proxy.

We appreciate your continued interest and support of the Company and encourage you to vote today.

Sincerely,

Terri Warren Reynolds

Senior Vice President — Legal, General Counsel and Secretary

Behringer Harvard Opportunity REIT I, Inc.